                         FLORIDA MORTGAGE, SECURITY AGREEMENT
                        AND ASSIGNMENT OF LEASES AND RENTS.(1)


STATE OF NEW YORK

COUNTY OF ___________

          THIS MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS made as of the ____ day of April, 1998, between MERCER PRODUCTS COMPANY, INC., a New Jersey corporation, having its principal office and place of business at 37235 State Road 19, Umatilla, Florida 32784 (hereinafter referred to as "Mortgagor") and NATIONSBANK, N.A., a national banking association at 600 Peachtree Street, N.E., NationsBank Plaza, 13th Floor, Atlanta, Georgia 30308, as agent (in such capacity, together with its successors, being referred to herein as "Mortgagee") for itself and for each of the financial institutions which from time to time shall be a "Lender" under the Loan Agreement (as hereinafter defined)(said parties being collectively and severally referred to herein as "Lender"),

                                 W I T N E S S E T H:

     WHEREAS, Mortgagor, its parent, Burke Industries, Inc., a California corporation (the "Borrower"), Mortgagee and Lender have entered into that certain Amendment No. 1, Waiver and Joinder Agreement to Loan and Security Agreement dated as of April 21, 1998, pursuant to which Mortgagor became a Borrowing Subsidiary under a certain Loan and Security Agreement dated as of August 20, 1997 (as so amended and as hereafter amended, modified, supplemented or restated from time to time, the "Loan Agreement"), among the Borrower, the Lender, and Mortgagee as the agent for Lender (unless otherwise defined herein, the capitalized terms used herein shall have the same meanings ascribed to them in the Loan Agreement);


-------------------------------
     (1)  Note:

     1. This document was prepared by: D. Brendan Donovan, Esq., Hunton & Williams, 600 Peachtree Street, N.E., Suite 4100, Atlanta, Georgia 30308.

     2. The maximum principal amount secured by this instrument is $[__________] and the indebtedness secured hereby matures on August 20, 2002, subject to extension as provided in the Loan Agreement.

     3. The indebtedness secured hereby is also secured by real property located outside the State of Florida. The fair market value of the real property located within the State of Florida is $[__________] and the total fair market value of all of the real property securing such indebtedness is $[__________]. THEREFORE, FLORIDA INTANGIBLES TAX AND DOCUMENTARY STAMP TAX IS CALCULATED ON INDEBTEDNESS TOTALING $[__________].

     WHEREAS, Mortgagor is justly indebted to Lender, in lawful money of the United States of America, as follows:

          (a) in the sum of $25,000,000 under the Revolving Credit Loans, which sum is evidenced by, and is to be paid by Mortgagor in accordance with the terms and provisions of, the Revolving Credit Notes (as the same may be amended, modified, supplemented, renewed, restated, extended or replaced, being hereinafter collectively and severally referred to herein as the "Notes").

     WHEREAS, the principal amounts advanced by Lender to Mortgagor pursuant to the Notes and the Loan Agreement shall be payable, with interest thereon, in the manner and according to the terms and conditions specified in the Loan Agreement, all of which are incorporated herein by reference; and

     WHEREAS, Mortgagor desires to secure the payment of the Notes and all other amounts owing from time to time under the Notes and Loan Agreement, and certain other indebtedness;

     NOW, THEREFORE, in consideration of the Secured Obligations (as hereinafter defined) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor does hereby grant, bargain, sell, alien, remise, mortgage, convey and confirm unto Mortgagee, and grant to Mortgagee a security interest in, all that certain tract or parcel of land being more fully described on EXHIBIT A attached hereto and made a part hereof (the "Real Property").

     TOGETHER with all the estate, right, title, interest, claim and demand whatsoever of Mortgagor of, in and to the Real Property, and every part and parcel thereof and of, in and to the following:

     A. all buildings, structures and other improvements now or hereafter located in whole or in part on the Real Property or any part or parcel thereof, and all adjacent lands included in the enclosures or occupied by buildings located partly on the Real Property or any part of parcel thereof; and

     B. the minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on the Real Property or under or above the same, or any part or parcel thereof; and

     C. all and singular the tenements, hereditaments, easements and appurtenances thereunto or unto any part thereof now or hereafter belonging or in any wise appertaining, and all streets, alleys, passages, ways, watercourses, and all leasehold estates, easements and covenants now existing or hereafter created for the benefit of Mortgagor or any subsequent owner or tenant of the Real Property, and all rights to enforce the maintenance thereof, and all other rights, privileges and liberties of whatsoever kind or character, and the reversions and remainders thereof, and all estate, right, title, interest, property, possession, claim and demand whatsoever, at law or in equity, of Mortgagor in and to the Real Property or any part thereof; and


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     D.   all building materials, fixtures, building machinery and building equipment, all machinery, apparatus, equipment, chattels, fittings and fixtures, whether now or hereafter actually or constructively attached to the Real Property and including all trade, domestic and ornamental fixtures (hereinafter referred to collectively as the "Additional Property") now or hereafter located in, upon, on or under the Real Property, or any part thereof, including, but without limiting the generality of the foregoing, all heating, water heating, air conditioning, freezing, lighting, laundry, incinerating and power apparatus and equipment; engines; pipes; pumps; tanks; motors; conduits; switchboards; antennas; wires; cables; transmitters; receivers; plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating and communications apparatus; boilers, furnaces, oil burners or units thereof; stoves, ranges, refrigerators, dishwashers, disposals and other appliances; vacuum cleaning systems; elevators; escalators; shades; awnings; screens; storm doors and windows; attached cabinets; partitions; ducts and compressors; rugs and carpets; draperies; furniture and furnishings; together with all additions thereto, replacements thereof and substitutions therefor; and

     E. all monies, proceeds, issues and profits (hereinafter referred to collectively as the "Proceeds") derived from time to time hereafter by Mortgagor from the Real Property, buildings, structures, improvements, Additional Property or rents, including but not limited to condemnation awards and proceeds of the sale of, insurance on or other borrowings secured in whole or in part by any of, the Real Property, buildings, structures, improvements, Additional Property or rents; reserving only a license to Mortgagor to collect the same so long as there is no Event of Default (as hereinafter defined) which shall have occurred and be continuing, said license to be revokable during the continuance of an Event of Default immediately upon notice to Mortgagor.

     (All of the above-mentioned Real Property, Additional Property, Proceeds, improvements and other property and interests are sometimes collectively referred to herein as the "Mortgaged Property".)

     TO HAVE AND TO HOLD the Mortgaged Property hereby conveyed or mentioned and intended so to be, unto Mortgagee, to its own use forever.

     For purposes of this Mortgage, Security Agreement and Assignment of Leases and Rents (hereinafter referred to as this "Mortgage"), the term "Secured Obligations" shall mean, in each case whether now existing or hereafter arising:

          (a) the principal of and interest and premium, if any, on the Revolving Credit Loans;

          (b)  all Letter of Credit Obligations; and

          (c) all other indebtedness, liabilities, obligations, covenants and duties of Mortgagor to Mortgagee or Lender, of every kind, nature and description, arising under or in respect of the Loan Agreement, the Notes or any of the other Loan Documents, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, including, without limitation, fees required to be paid pursuant


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

     to Article 3 of the Loan Agreement and expenses required to be paid or reimbursed pursuant to Section 14.2 of the Loan Agreement.

     This Mortgage is given to secure the payment of the Secured Obligations and any renewal or renewals or any extension or extensions of any of the Notes, together with such future advances as may be made by Mortgagee or Lender to Mortgagor for any purpose pursuant to paragraph 39 of this Mortgage or any of the Loan Documents to the same extent as if such future advances were made on the date of the execution of this Mortgage.

     Mortgagor hereby sells, assigns, sets over and transfers to Mortgagee, and grants to Mortgagee a security interest in, Mortgagor's interest in any and all leases, tenant contracts and rental agreements and other contracts, licenses and permits (all of which are sometimes hereinafter referred to as the "Contracts") now or hereafter affecting or in any manner relating to the Mortgaged Property, or any part thereof, together with all rights and remedies provided in such Contracts or at law or in equity to enforce such Contracts, provided that nothing herein shall be construed to obligate Mortgagee or Lender to discharge or perform the duties and obligations of Mortgagor under such Contracts. Mortgagor agrees to execute and deliver such other instruments as Mortgagee may require evidencing the assignment of the Contracts.

     Mortgagor hereby sells, assigns, sets over and transfers to Mortgagee, and grants to Mortgagee a security interest in, all of the rents, tenant reimbursements, issues and profits which shall hereafter become due or be paid for the use of the Mortgaged Property or any part thereof, together with any and all income derived from the Mortgaged Property (all of which are sometimes hereinafter referred to as the "Rents"), reserving to Mortgagor a license to collect and retain the Rents only so long as there is no Event of Default which shall have occurred and be continuing, said license to be revokable during the continuance of an Event of Default immediately upon notice from Mortgagee to Mortgagor. Mortgagor agrees to execute and deliver such other instruments as Mortgagee may require evidencing the assignment of the Rents.

     MORTGAGOR COVENANTS AND AGREES with Mortgagee that until the Secured Obligations are fully repaid:

     1. PAYMENT AND PERFORMANCE. Mortgagor shall pay to Mortgagee the Secured Obligations, in accordance with the terms of the Notes, the Loan Agreement and this Mortgage, and shall perform and comply with all the agreements, conditions, covenants, provisions and stipulations of the Notes, the Loan Agreement and this Mortgage.

     2. MAINTENANCE OF MORTGAGED PROPERTY. In addition to, and not in derogation of, the requirements of Section 4 below and of any of the other Loan
Documents:

          (a) Mortgagor shall make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to the Mortgaged Property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times. In the event the Mortgaged Property, or any part thereof, is damaged or destroyed by fire or other casualty and if the cost of repairing and/or

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replacing such damaged property is reasonably estimated to be in excess of
$500,000.00, Mortgagor shall promptly notify Mortgagee, in writing, of such damage or destruction.

          (b) Mortgagor shall not remove, demolish, destroy or alter the Mortgaged Property, or any portion thereof, without the prior written consent of Mortgagee, unless such removal, demolition, destruction or alteration is made in connection with a renewal or replacement required under the terms of the Loan Agreement or unless Mortgagor replaces the affected portion of the Mortgaged Property with property of at least equal utility and value.

          (c) Mortgagor shall not commit or suffer any strip or waste of the Mortgaged Property.

          (d) Mortgagor shall promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority affecting the Mortgaged Property or any part thereof, except for instances of noncompliance that, singly or in the aggregate, could not materially and negatively affect the use, occupancy or value of the Mortgaged Property and except for instances of noncompliance that are being contested in good faith by appropriate proceedings and for which reserves for Mortgagor's reasonably anticipated liability therefor have been appropriately established.

          (e) Mortgagor shall not cause or permit anything to be done which would materially increase the risk of fire or other hazard to the Mortgaged Property, or any part thereof, or which would result in a material increase in any insurance premiums payable with respect to the Mortgaged Property, or which would result in the cancellation of any insurance policy carried with respect to the Mortgaged Property.

     3. CONDEMNATION. Mortgagor, promptly upon obtaining actual knowledge of the institution, or the proposed, contemplated or threatened institution, of any proceedings for the taking of the Mortgaged Property, or any part thereof, by condemnation or eminent domain, will notify Mortgagee of the pendency of such proceedings. Mortgagee may, at its option, participate in any such proceedings, and Mortgagor shall promptly deliver to Mortgagee all instruments from time to time requested by Mortgagee to permit such participation. In any such proceedings Mortgagee may be represented by counsel selected by Mortgagee. Mortgagor hereby assigns to Mortgagee all awards hereafter made by virtue of any exercise of the right of condemnation or eminent domain by any authority, including any award for damages to or taking of title to the Mortgaged Property or any part thereof, or the possession thereof, or any right or easement affecting the Mortgaged Property or appurtenant thereto (including any award for any change of grade of streets), and the proceeds of all sales in lieu of condemnation. Mortgagee, at its option, is hereby authorized to collect and receive all such awards and the proceeds of all such sales and to give proper receipts and acquittances therefor, and Mortgagee, at its election and subject to the terms of the Loan Agreement, may use such awards and proceeds in any one or more of the following ways: (i) apply the same or any part thereof to the Secured Obligations, whether the Secured Obligations, or any part thereof, be then matured or unmatured, (ii) use the same or any part thereof to fulfill any of the covenants and agreements of Mortgagor hereunder as Mortgagee may determine, (iii) pay the same or any part thereof to Mortgagor for the purpose of replacing, restoring or altering the Mortgaged Property to a condition satisfactory to Mortgagee, or

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(iv) release the same to Mortgagor.  Notwithstanding anything contained in this
Section 3 to the contrary, in the event that the portion of the Mortgaged Property remaining after any such taking can, in the reasonable judgment of both Mortgagor and Mortgagee, be restored to an economically viable and useful condition with a value substantially similar to that which existed immediately prior to such taking, Mortgagee agrees, upon Mortgagor's written request and provided no Event of Default has occurred and is continuing, to disburse such proceeds to Mortgagor pursuant to such procedures as Mortgagee shall reasonably establish for application to the restoration of the Mortgaged Property. Any proceeds applied to the Secured Obligations shall be applied in accordance with the provisions of Section 11.3 of the Loan Agreement. Mortgagee shall be under no obligation to question the amount of any such award or proceeds and may accept the same in the amount in which the same shall be paid. Mortgagor agrees to execute and deliver such other instruments as Mortgagee may require evidencing the assignment of all such awards and proceeds to Mortgagee. If, prior to the receipt by Mortgagee of such award or proceeds, the Mortgaged Property shall have been sold on foreclosure of this Mortgage, Mortgagee shall have the right to receive such award or proceeds to the extent of any unpaid Secured Obligations following such sale, with legal interest thereon, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered, and of reasonable attorneys' fees, costs, including costs of litigation, and disbursements incurred by Mortgagee in connection with the collection of such award or proceeds.

     4.   OWNERSHIP AND DEFENSE OF TITLE.

          (a) Mortgagor shall not create any lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, the Mortgaged Property or any interest therein, except for the Security Interest, the Permitted Liens, sales of Inventory in the ordinary course of business, for cash or on open account or on terms of payment ordinarily extended to its customers, and except for any other dispositions expressly permitted under the Loan Agreement. The inclusion of "proceeds" of the Mortgaged Property under this Mortgage shall not be deemed a consent by Mortgagee to any other sale or other disposition of any part or all of the Mortgaged Property. The termination of a lease of Equipment at the end of its term shall not be deemed to be a disposition for purposes of this
Section 4.

          (b) In the event that Mortgagor shall sell, lease, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of any Mortgaged Property other than in accordance with Section 4(a) hereof, the sales proceeds thereof shall be remitted to Mortgagee to reduce or repay the Secured Obligations.

     5. USE AND MANAGEMENT OF MORTGAGED PROPERTY. Mortgagor shall use, operate and manage the Mortgaged Property only for the business of manufacturing, assembling and selling resilient floor covering accessories. Mortgagor shall not be permitted to materially alter or change the use of the Mortgaged Property without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld.

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     6.   COMPLIANCE WITH ENVIRONMENTAL LAWS.

          (a) Mortgagor hereby represents, warrants, acknowledges to Mortgagee and agrees that, to the best of Mortgagor's knowledge and except as disclosed in the environmental reports provided by Mortgagor to Mortgagee pursuant to the Loan Agreement prior to the date hereof (the "Environmental Reports"), there has been no release of any hazardous materials, hazardous wastes or hazardous
substances, as defined in 42 U.S.C. Sections   9601 ET SEQ. as amended, 42
U.S.C. Sections 6901 ET SEQ., as amended, and the regulations promulgated thereunder, and all applicable Federal, State and local laws, rules and regulations relating to hazardous substances, now existing or hereafter enacted, on, upon or into the Mortgaged Property and, to the best of Mortgagor's knowledge and except as disclosed in the Environmental Reports, there have been no such releases on, upon or into any real property in the vicinity of the Mortgaged Property which through soil or groundwater migration have come to be located on the Mortgaged Property. Mortgagor further represents and warrants that, to the best of Mortgagor's knowledge and except as disclosed in the Environmental Reports, there are no toxic or hazardous wastes located, in or about any portion of the Mortgaged Property in violation of any Environmental Laws or Applicable Law. Mortgagor agrees that it will indemnify and hold Mortgagee and Lender harmless from any and all expense, damage, loss or liability incurred by Mortgagee or Lender arising from the application of any Environmental Laws or Applicable Law, including any so-called "Super Fund" or "Super Lien" legislation, relating to the presence of toxic or hazardous wastes or materials on the Mortgaged Property (including any toxic or hazardous wastes or materials first appearing on the Mortgaged Property on or prior to the date of this Mortgage, regardless of whether Mortgagor was aware of the presence of such toxic or hazardous wastes or materials on the date hereof) in violation of any Environmental Laws or Applicable Law prior to Mortgagee or any third party acquiring the Mortgaged Property at foreclosure or by deed in lieu of foreclosure or otherwise, whether such legislation is Federal, State or local in nature. It is expressly acknowledged by Mortgagor that this covenant of indemnification shall survive any foreclosure of the lien and security interest of this Mortgage and shall inure to the benefit of Mortgagee, its successors and assigns.

          (b)  Mortgagor shall:

               (i) not dispose of or store (except in compliance with all laws, ordinances and regulations pertaining thereto), release or allow the release of any hazardous substance or solid waste on the Mortgaged Property;

               (ii) neither directly nor indirectly transport or arrange for the transport of any hazardous substance (except in compliance with all laws, ordinances and regulations pertaining thereto);

               (iii) in the event of any material change in the laws governing the assessment, release or removal of hazardous materials, which change would lead a prudent lender in possession of the tests and information relative to the Mortgaged Property in the possession of Mortgagee to require additional testing to avail itself of any statutory insurance or limited liability, take all such action (including, without limitation, the conducting of engineering tests at the sole expense of

          Mortgagor) as may be reasonably requested by Mortgagee to confirm to Mortgagee that no hazardous substance is or ever was stored, released or disposed of on the Mortgaged Property; and

               (iv) provide Mortgagee with written notice: (a) upon Mortgagor's obtaining actual knowledge of any potential or known release, or threat of release, of any hazardous substance at or from the Mortgaged Property; (b) upon Mortgagor's receipt of any notice to such effect from any Federal, State or other governmental authority; or (c) upon Mortgagor's obtaining actual knowledge of any incurrence of any expense or loss by such governmental authority in connection with the assessment, containment or removal of any hazardous material for which expense or loss Mortgagor may be liable or for which expense a lien may be imposed on the Mortgaged Property.

               For purposes of this Mortgage, the terms "hazardous substance" and "release" shall have the meanings specified in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in the Resource Conservation and Recovery Act of 1976 ("RCRA"); provided, in the event either CERCLA or RCRA is amended so as to change the meaning of any term defined thereby, such new meaning shall apply subsequent to the effective date of such amendment; and provided further, to the extent that the laws of the state where the Mortgaged Property is located establish a meaning for "hazardous substance," "release", "solid waste", or "disposal" which is broader than specified in either CERCLA or RCRA, such broader meaning shall apply.

     7.   INSURANCE.

          (a) Mortgagor shall at all times maintain insurance on the Mortgaged Property against loss or damage by fire, theft (excluding theft by employees), burglary, pilferage, loss in transit and such other hazards as Mortgagee shall reasonably specify, in amounts not to exceed those obtainable at commercially reasonable rates and under policies issued by insurers reasonably acceptable to Mortgagee. All premiums on such insurance shall be paid by Mortgagor and copies of the policies delivered to Mortgagee. Mortgagor will not use or permit the Mortgaged Property to be used in violation of any Applicable Law or in any manner which might render inapplicable any insurance coverage.

          (b) All insurance policies required under this Section 7 shall name Mortgagee, for the benefit of Lender, as an additional named insured and shall contain loss payable clauses in the form submitted to Mortgagor by Mortgagee, or otherwise in form and substance satisfactory to the Required Lenders, naming Mortgagee, for the benefit of Lender, as loss payee as its interest may appear, and providing that:

               (i) all proceeds thereunder shall be payable to Mortgagee, for the benefit of Lender,

               (ii) no such insurance shall be affected by any act or neglect of the insurer or owner of the property described in such policy, and

               (iii) such policy and loss payable clauses may not be canceled, amended or terminated unless at least ten (10) days' prior written notice is given to Mortgagee.

          (c) Any proceeds of insurance referred to in this Section 7 which are paid to Mortgagee shall be, at the option of Mortgagee in its sole discretion, either (i) applied to rebuild, restore or replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Secured Obligations; provided, however, that in the event that the proceeds from any single casualty do not exceed $500,000.00, then, upon Mortgagor's written request to Mortgagee and provided no Event of Default has occurred and is continuing, such proceeds shall be disbursed by Mortgagee to Mortgagor pursuant to such procedures as Mortgagee shall reasonably establish for application to the restoration or replacement of the damaged or destroyed property.

     8.   PAYMENT OF TAXES AND CLAIMS.  Mortgagor shall pay or discharge:

          (a) prior to the date upon which same became delinquent, all taxes, assessments and governmental charges or levies imposed on the Mortgaged Property, and

          (b) when due all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any part of the Mortgaged Property; except that this Section 8 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which reserves in respect of the reasonably anticipated liability therefor have been appropriately established.

     9.   TAXATION OF MORTGAGE.

          (a) Mortgagor shall pay all taxes, assessments, charges, expenses, costs and fees which may now or hereafter be levied upon, or assessed, or charged against, or incurred in connection with, the Notes, the Secured Obligations, this Mortgage or any other instrument now or hereafter evidencing, securing or otherwise relating to the Secured Obligations.

          (b) In the event of the passage after the date of this Mortgage of any law, rule or regulation by the United States, by any state or by any political subdivision of any thereof, changing in any manner the laws for the taxation of mortgages, security agreements or assignments of leases or rents, or debts secured thereby, or the manner of collection of any such tax, so as to affect adversely Mortgagee, this Mortgage, the Notes or the Secured Obligations, all amounts secured hereby shall become due, payable and collectible after thirty (30) days' notice from Mortgagee to Mortgagor; provided, however, that such acceleration of said indebtedness shall be deemed inoperative if Mortgagor is permitted by law to pay the whole of such tax in addition to all other payments required hereunder, without any penalty or other disadvantage thereby accruing to Mortgagee, and if Mortgagor in fact pays such tax prior to the expiration of such thirty (30) day period.

     10.  U.C.C.

          (a) This Mortgage constitutes a security agreement under the Uniform Commercial Code as enacted by the State of Florida (the "U.C.C.") with respect to, among other things, the Rents, the Contracts, the Additional Property and the Proceeds or any part thereof, and Mortgagor hereby grants to Mortgagee a security interest in the Rents, the Contracts, the Additional Property and the Proceeds. At the request of Mortgagee, a financing statement or statements shall from time to time be executed by Mortgagee and Mortgagor or by Mortgagor alone and filed in the manner required to perfect said security interest under the U.C.C. Compliance with U.C.C. requirements relating to personal property shall not be construed as altering in any way the rights of Mortgagee as determined by this instrument under any other statutes or laws of the State of Florida, but is declared to be solely for the protection of Mortgagee in the event that such compliance is at any time held to be necessary to preserve the priority of Mortgagee's security interests in the Rents, the Contracts, the Additional Property and the Proceeds against any other claims.

          (b) Mortgagor warrants that (i) Mortgagor's (that is, "Debtor's") name, identity or corporate structure and residence or principal place of business are as set forth in Schedule 1 of EXHIBIT B attached hereto and by this reference made a part hereof; (ii) Mortgagor (that is, "Debtor") has been using or operating under said name, identity or corporate structure without change for the time period set forth in such Schedule 1 of EXHIBIT B; and (iii) and the location of the Mortgaged Property is upon the Real Property. Mortgagor covenants and agrees that Mortgagor will furnish Mortgagee with thirty (30) days' prior written notice of any change in the matters addressed by clauses (i) or (iii) of this Section 10(b) and Mortgagor will promptly execute any financing statements or other documents or statements deemed necessary by Mortgagee to prevent any filed financing statement from becoming misleading or losing its perfected status.

          (c) The mailing address of the "Secured Party" from which information concerning the security interest may be obtained, and the mailing address of "Debtor", are as set forth in Schedule 2 of EXHIBIT B attached hereto and by this reference made a part hereof. A statement indicating the types, or describing the items, of the Additional Property, the Rents and the Contracts is set forth hereinabove. The information contained in this Section 10 is provided in order that this Mortgage shall comply with the requirements of the U.C.C. for instruments to be filed as financing statements.

     11. LEASES, TENANT CONTRACTS, ETC. Mortgagor may not lease the Mortgaged Property, or any portion thereof, to any Person without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed.

     12. RIGHT TO REMEDY DEFAULTS. In the event that Mortgagor should (a) fail to pay taxes, assessments, water and sewer charges or other lienable claims (except in case of contest as aforesaid) or insurance premiums, (b) fail to make necessary repairs, (c) permit waste, or (d) otherwise fail to comply with its obligations hereunder or under the Loan Agreement, the Notes, the Security Documents or any other document executed in connection with this Mortgage, then Mortgagee, at its election and at any time after five business days notice to Mortgagor, shall have the right to make any payment or expenditure which Mortgagor should have made, or which Mortgagee deems advisable to protect the security of this Mortgage or the Mortgaged Property, without prejudice to any of Mortgagee's rights or remedies available hereunder or otherwise, at law or in equity. Mortgagee shall be the sole judge of the necessity of such payment and of the amount necessary to be paid with respect thereto. All such sums, as well as costs, advanced by Mortgagee pursuant to this Section 12 shall constitute Secured Obligations and shall be due immediately from Mortgagor to Mortgagee, shall be secured hereby, and shall bear interest at the rate provided for Revolving Credit Loans under the Loan Agreement.

     13. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

          (a) EVENT OF DEFAULT UNDER LOAN AGREEMENT. Any Event of Default (as defined in Section 11.1 of the Loan Agreement) shall occur under the Loan Agreement.

          (b) DEFAULT IN PERFORMANCE UNDER THE MORTGAGE. Mortgagor shall default in the performance of any term, covenant, condition or agreement contained in:

               (i) Sections 2(b), 4, 5, 7, 10(b) and 11 of this Mortgage and Mortgagee shall have given Mortgagor written notice of such default, or

               (ii) any other section of this Mortgage and such default shall continue for a period of thirty (30) days after written notice thereof has been given to Mortgagor by Mortgagee (or for a period of one hundred twenty
     (120) days if the default is not capable of being cured within such thirty-day period and the Mortgagor commences to cure within such thirty-day period and diligently proceeds to cure such default).

     14. REMEDIES. Upon the occurrence of any Event of Default, Mortgagee shall have the right to exercise the remedies set forth in this Section 14.

          (a)  ACCELERATION.

               (i) AUTOMATIC. Upon the occurrence of an Event of Default specified in Section 11.1(g) or (h) of the Loan Agreement, the principal of and the interest on the Notes at the time outstanding, and all other amounts owed to Mortgagee and Lender under this Mortgage, the Loan Agreement or any of the other Loan Documents, including without limitation the Reimbursement Obligations, shall thereupon become due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Mortgage, the Loan Agreement or any of the other Loan Documents to the contrary notwithstanding.

               (ii) OPTIONAL. If any other Event of Default shall have occurred and be continuing, in every such event, Mortgagee may, at its option, declare the principal of and interest on the Notes at the time outstanding, and all other amounts owed to Mortgagee and Lender under this Mortgage, the Loan Agreement or any of the other Loan

     Documents, including without limitation the Reimbursement Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Mortgage, the Loan Agreement or the other Loan Documents to the contrary notwithstanding.

          (b) REMEDIES UNDER LOAN AGREEMENT. Upon the occurrence of an Event of Default hereunder, Mortgagee may elect to exercise any one or more of the remedies which are set forth in Section 11.2 of the Loan Agreement.

          (c) RIGHTS AS A SECURED CREDITOR. Upon the occurrence of an Event of Default hereunder, Mortgagee may exercise all of the rights and remedies of a secured party under the U.C.C. and under any other Applicable Law, including, without limitation, the right, without notice except as specified below and with or without taking possession thereof, to sell the Mortgaged Property (other than the Real Property, the buildings located thereon and any other property which would be deemed to be "real property" under applicable state law) or any part thereof in one of more parcels at public or private sale at any location chosen by Mortgagee, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Mortgagee may deem commercially reasonable. Mortgagor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Mortgagor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. Mortgagee shall not be obligated to make any sale of the Mortgaged Property regardless of notice of sale having been given. Mortgagee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (d) REMEDIES FOLLOWING ACCELERATION. When the entire indebtedness secured hereby shall become due and payable, either upon maturity or upon the acceleration of such indebtedness pursuant to this Section 14 or the terms of the Loan Agreement, or otherwise, and shall not have been paid, then forthwith:

               (i) FORECLOSURE. Mortgagee may institute an action of mortgage foreclosure, or take such other action at law or in equity for the enforcement of this Mortgage and realization on the mortgage security or any other security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the principal debt, with interest at the rate stipulated in the Loan Agreement, together with all other sums due from Mortgagor in accordance with the provisions of the Loan Agreement, this Mortgage and any of the Security Documents, including all sums which may have been loaned by Mortgagee or any Lender to Mortgagor after the date of this Mortgage, and all sums which may have been advanced by Mortgagee for taxes, water or sewer rents, other lienable charges or claims, insurance or repairs or maintenance, and all costs of suit.

               (ii) POSSESSION; RECEIVER. Mortgagee may enter into possession of the Mortgaged Property, upon such legal action, if any, as the State of Florida may require, or, in the alternative, Mortgagee shall be entitled as a matter of right to appointment of a receiver without regard to the solvency of Mortgagor or any other person liable for the debt secured hereby or the value of the Mortgaged Property, and regardless of whether Mortgagee has an adequate remedy at law; either Mortgagee or said receiver, as the case may be, may rent the Mortgaged Property, or any part thereof, for such term or terms and on such other terms and conditions as Mortgagee or such receiver may see fit, collect all rentals (which term shall also include sums payable for use and occupation) and, after deducting all costs of collection and administration expense, apply the net rentals to the payment of taxes, water and sewer rents, other lienable charges and claims, insurance premiums and all other carrying charges, and to the maintenance, repair or restoration of the Mortgaged Property, or in reduction of the principal or interest, or both, hereby secured, in such order and amounts as Mortgagee or said receiver may elect. Any lease or leases entered into by Mortgagee or said receiver pursuant to this Section shall survive foreclosure of the Mortgage and/or repayment of the Secured Obligations, except to the extent any applicable lease may provide otherwise.

     15.  MISCELLANEOUS PROVISIONS CONCERNING REMEDIES.

          (a) SEPARATE SALES. In the event of any sale under this Mortgage or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety or in separate parcels in such manner or order as Mortgagee in its sole discretion may elect; and if Mortgagee so elects it may sell or cause to be sold the Additional Property (which term shall, for purposes of this Section 15(a) be deemed to include, without limitation, the Rents and the Proceeds) at one or more separate sales in any manner permitted by the U.C.C.; and one or more exercises of the powers herein granted shall not extinguish nor exhaust such powers, until the entire Mortgaged Property is sold or the Secured Obligations are paid in full. If the Secured Obligations are now or hereafter further secured by any security agreement, chattel mortgages, pledges, contracts of guaranty, assignments of lease or other security, Mortgagee may at its option exhaust or cause to be exhausted the remedies granted under any of said security, either concurrently or independently, and in such order as it may determine.

          (b) RELEASES OF SECURITY. Neither Mortgagor nor any other person now or hereafter obligated for payment of all or any part of the sums now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor or of any other person so obligated to take action to foreclose on this Mortgage or otherwise enforce any provisions of the Mortgage or the Loan Agreement, or by reason of the release, regardless of consideration, of all or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner of the Mortgaged Property and Mortgagee extending the time of payment or modifying the terms of this Mortgage or the Loan Agreement without first having obtained the consent of Mortgagor or such other person; and in the latter event Mortgagor and all such other persons shall continue to be liable to make payments according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Mortgagee. No release of all or any part of the security as aforesaid shall in any way impair or affect the lien of this Mortgage or its priority over any subordinate lien.

          (c) WAIVER OF APPRAISEMENT AND VALUATION. Mortgagor hereby waives, to the full extent it may lawfully do so, the benefit of any and all rights of stay, extension, appraisement, moratorium and redemption, now or hereafter available, and any and all rights of marshalling in the event of any sale of the Mortgaged Property or any part thereof or any interest therein pursuant to foreclosure as herein provided, and any right Mortgagor may have to require Mortgagee to obtain any bond or make any oath.

     16. APPLICATION OF PROCEEDS. All proceeds from each sale of, or other realization upon, all or any part of the Mortgaged Property following an Event of Default shall be applied or paid over as provided in the Loan Agreement.

     17. COUNSEL FEES. If Mortgagee (a) becomes a party to any suit or proceeding affecting the Mortgaged Property, title to the Mortgaged Property, the lien created by this Mortgage or Mortgagee's interest therein (including any proceeding in the nature of eminent domain) or (b) engages counsel to collect any of the indebtedness or to enforce performance of the agreements, conditions, covenants, provisions or stipulations of this Mortgage or the Loan Agreement, then all of Mortgagee's reasonable costs, expenses and counsel fees, whether or not suit is instituted, shall be paid to Mortgagee by Mortgagor, on demand, with interest at the rate provided in the Loan Agreement, and until paid such amounts shall be deemed to be part of the Secured Obligations evidenced by the Loan Agreement and secured by this Mortgage.

     18. SALE A BAR AGAINST MORTGAGOR. To the extent applicable under Florida laws, any sale of the Mortgaged Property or any part thereof or any interest therein, whether pursuant to foreclosure or otherwise hereunder, shall be a perpetual bar against Mortgagor.

     19. SEPARATE SUITS. Mortgagee shall have the right, at any time and from time to time, to sue for any sums required to be paid under this Mortgage, the Loan Agreement, the Notes, the Security Documents or any other Loan Documents, as the same become due and payable, without regard to whether or not the entire Secured Obligations shall be due, and without prejudice to the right of Mortgagee thereafter to enforce any appropriate remedy against Mortgagor, including an action of foreclosure or any other action for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

     20. RESTORATION OF PARTIES. In the event Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage, and such proceedings are discontinued or abandoned for any reason, then Mortgagor and Mortgagee shall immediately be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had taken place.

     21. SUBROGATION. To the extent permitted by applicable law and to the full extent of the Secured Obligations, Mortgagee and Lender are hereby subrogated to the liens, claims and demands, and to the rights of the owners and holders of each and every lien, claim, demand and other encumbrance on the Mortgaged Property which is paid or satisfied, in whole or in part, out of the proceeds of the Secured Obligations, and the respective liens, claims, demands and other encumbrances shall be and each of them is hereby preserved and shall pass to and be held by Mortgagee as additional collateral and further security for the Secured Obligations, to the same extent they would have been preserved and would have been passed to and held by Mortgagee and Lender had they been duly and legally assigned, transferred, set over and delivered unto Mortgagee and Lender by assignment, notwithstanding the fact that the same may be satisfied and canceled of record.

     22. NO WAIVER. No modification or waiver by Mortgagee of any right or remedy under this Mortgage shall be effective unless made in writing. No delay by Mortgagee in exercising any right or remedy hereunder, or otherwise afforded by law, shall operate as a waiver thereof or preclude the exercise thereof upon the occurrence of an Event of Default. No failure by Mortgagee to insist upon the strict performance by Mortgagor of each and every covenant and agreement of Mortgagor under the Notes or this Mortgage or the Loan Agreement shall constitute a waiver of any such covenant or agreement, and no waiver by Mortgagee of any Event of Default shall constitute a waiver of or consent to any subsequent Event of Default. No failure of Mortgagee to exercise its option to accelerate the maturity of the Secured Obligations, nor any forbearance by Mortgagee before or after the exercise of such option, nor any withdrawal or abandonment by Mortgagee of any action of or sale upon foreclosure hereunder or any of its rights under such action or sale, shall be construed as a waiver of any option, power or right of Mortgagee hereunder.

     23. FURTHER ASSURANCES. Mortgagor will, at the expense of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, security agreements, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require, for the better assuring, conveying, mortgaging, assigning, transferring and confirming unto Mortgagee the Mortgaged Property and rights hereby conveyed or assigned or intended now or hereafter to be conveyed or assigned, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for correcting this Mortgage, or for filing, registering or recording this Mortgage and, on demand, will execute and deliver, and hereby authorizes Mortgagee to execute in the name of Mortgagor to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the security interest and lien hereof upon the Additional Property. Mortgagor forthwith upon the execution and delivery of this Mortgage, and thereafter from time to time, will cause this Mortgage and any security instrument required hereunder creating a security interest in the Additional Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and to protect fully the security interest and lien hereof upon, and the interest of Mortgagee in, the Additional Property.

     24. MORTGAGOR AS TENANT HOLDING OVER. In case of a sale upon foreclosure as provided in this Mortgage, Mortgagor, if then in possession, and any person in possession under Mortgagor, as to whose interest such sale was not made subject, shall, at the option of the purchaser at such sale, then become and be tenants holding over, and shall forthwith deliver possession to such purchaser, or be summarily dispossessed in accordance with the laws applicable to tenants holding over.

     25. SEVERABILITY. If any provision, paragraph, sentence, clause, phrase or word of this Mortgage, or the application thereof in any circumstance, is held invalid or unenforceable, the validity and enforceability of the remainder of this Mortgage, and of the application of any such provision, paragraph, sentence, clause, phrase or word in any other circumstance, shall not be affected thereby, it being intended that all rights, powers and privileges of Mortgagee hereunder shall be enforceable to the fullest extent permitted by law.

     26. WAIVER OF HOMESTEAD. Mortgagor, for itself and family, hereby waives and renounces any and all homestead and exemption rights which he or his family may have under or by virtue of the Constitution or the laws of the United States or of any state, in and to the Mortgaged Property as against the collection of all amounts secured hereby or any part thereof, and does transfer, convey and assign to the holder hereof a sufficient amount of such homestead or exemption as may be allowed, including but not limited to such homestead or exemption as may be set apart in bankruptcy, up to an amount sufficient to pay the amounts secured hereby in full, with all costs of collection, and does hereby direct any trustee in bankruptcy having possession of such homestead or exemption to deliver to Mortgagee a sufficient amount of property or money set apart as exempt to be applied to the amounts secured hereby and does hereby appoint Mortgagee the attorney in fact for Mortgagor to claim any and all homestead exemptions allowed by law. Mortgagor hereby warrants that no one has any homestead rights in the Mortgaged Property or any part thereof.

     27. POWER OF MORTGAGEE TO RECONVEY OR CONSENT. Without affecting the liability of Mortgagor or any other person for the payment of the Secured Obligations or any part thereof, including such portions of the Secured Obligations as may be due at the time of or after any release of any portion of the Mortgaged Property from the lien of this Mortgage, and without affecting the lien of this Mortgage upon any remainder of the Mortgaged Property which has not been so released for the full amount of the Secured Obligations then or thereafter secured hereby, and without affecting the rights and powers of Mortgagee with respect to such remainder of the Mortgaged Property, Mortgagee may, at its option, do any one or more of the following: (i) release all or any part of the Secured Obligations; (ii) extend the time or otherwise alter the terms of payment of all or any part of the Secured Obligations; (iii) accept additional or substitute security; (iv) release all or any part of the Mortgaged Property from the lien of this Mortgage; (v) consent to the making of any map or plat of all or any part of the Mortgaged Property; (vi) join in the granting of any easement upon all or any part of the Mortgaged Property; (vii) join in any extension agreement or any agreement subordinating or otherwise affecting the security title or charge hereof or the priority thereof.

     28. NOTICES. All notices and communications hereunder shall be delivered in the manner and to the addresses specified in the Loan Agreement.

     29. WAIVER OF RIGHTS. MORTGAGOR AND MORTGAGEE, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST MORTGAGOR OR MORTGAGEE ARISING OUT OF THIS MORTGAGE, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN

MORTGAGOR AND MORTGAGEE OF ANY KIND OR NATURE. ALL WAIVERS BY MORTGAGOR AND MORTGAGEE IN THIS PARAGRAPH HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY, AFTER MORTGAGOR AND MORTGAGEE HAVE BEEN FIRST INFORMED BY COUNSEL OF THEIR OWN CHOOSING AS TO POSSIBLE ALTERNATIVE RIGHTS, AND HAVE BEEN MADE AS AN INTENTIONAL RELINQUISHMENT AND ABANDONMENT OF A KNOWN RIGHT AND PRIVILEGE.

     30. AMENDMENT. This Mortgage cannot be changed or amended except by an agreement in writing signed by the party against whom enforcement of the change is sought.

     31. CAPTIONS. The captions preceding the text of the sections or subsections of this Mortgage are inserted only for convenience of reference and shall not constitute a part of this Mortgage, nor shall they in any way affect its meaning, construction or effect.

     32. ASSIGNMENT. All the provisions of this Mortgage and the Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Mortgagor may not assign or transfer any of its rights hereunder without the consent of Mortgagee, which consent shall not under this Mortgage or the Loan Agreement be unreasonably withheld.

     33. BUSINESS PURPOSE. Mortgagor warrants that this Mortgage is delivered in connection with a business or commercial loan transaction.

     34. WARRANTY OF TITLE. Mortgagor warrants and represents that Mortgagor has good title to the Mortgaged Property, is lawfully seized and possessed of the Mortgaged Property, and has the right to mortgage the same, that the Mortgaged Property is free and clear of all liens, restrictions, and encumbrances except any and all such liens, restrictions and encumbrances which would not materially and adversely affect Mortgagor's interest in or use (as set forth in Section 5 above) of the Mortgaged Property, and Mortgagor warrants and will forever defend the Mortgaged Property unto Mortgagee, its successors-in-title and assigns, against the claims of all persons whomsoever.

     35. RIGHTS CUMULATIVE. The rights of Mortgagee granted and arising under the clauses and covenants contained in this Mortgage, the Loan Agreement and any and all other documents, instruments, or agreements relating to the Secured Obligations shall be separate, distinct and cumulative of other powers and rights which Mortgagee may have at law or in equity, and none of them shall be in exclusion of the others; and all of them are cumulative to the remedies for collection of indebtedness, enforcement of rights under mortgages and security agreements and preservation of security as provided by law. No act of Mortgagee shall be construed as an election to proceed under any one provision herein or under the Loan Agreement to the exclusion of any other provision, or as an election of remedies to the bar of any other remedy allowed at law or in equity, anything herein or otherwise to the contrary notwithstanding.

     36. TIME OF THE ESSENCE. Time is of the essence with respect to each and every covenant, agreement and obligation of Mortgagor under this Mortgage, the Loan Agreement and any and all other instruments now or hereafter evidencing, securing or otherwise relating to the Secured Obligations.

     37. GOVERNING LAW. It is understood and agreed by the parties hereto that, to the extent permitted by law, the rights of such parties are governed by the laws of the State of Georgia and that only the validity of this Mortgage and the remedies of the parties hereunder, including foreclosure of this Mortgage, shall be governed and determined by the laws of the State of Florida.

     38. SATISFACTION. If and when Mortgagor shall pay in full the Secured Obligations and there shall exist no further commitment by Mortgagee or Lender to make Loans to Mortgagor under the Loan Agreement or otherwise, all of the grants and conveyances under this Mortgage shall be and become null and void and Mortgagee, at Mortgagor's expense, shall execute and deliver to Mortgagor in proper form for recording a satisfaction or assignment of this Mortgage and UCC-3 termination statements for all UCC financing statements filed by or on behalf of Mortgagee in connection with the Mortgaged Property.

     39. FUTURE ADVANCES. In Mortgagee's sole discretion, the Lender may (but in no way shall be obligated to) from time to time within twenty (20) years from the date of this Mortgage or within such lesser period of time as may in the future be provided by law as a prerequisite for the sufficiency of actual or record notice of optional future or additional advances as against the rights of creditors or subsequent purchasers for valuable considerations, make further advances to Mortgagor, or Mortgagor's permitted successors in title, which shall be collateralized by the lien of this Mortgage, provided that at no time shall the outstanding principal indebtedness collateralized by this Mortgage, including advances, exceed a sum which is five (5) times the principal amount of the Secured Obligations as shown on page one (1) of this Mortgage, plus interest and any disbursements made for the payment of taxes, levies or insurance or other matters on the Premises with interest on those disbursements. Mortgagor shall immediately upon request of Mortgagee execute and deliver to Mortgagee a note evidencing each and every such future advance which shall be of equal dignity with all other notes and a default in the payment of any one note shall constitute a default in the payment of all other notes.

          IN WITNESS WHEREOF, this Mortgage has been duly executed, delivered and sealed by Mortgagor as of the day and year first above written.

                                           MORTGAGOR:

   Signed and acknowledged in the          MERCER PRODUCTS COMPANY, INC., a
   presence of:                            New Jersey corporation

   /s/ ROBIN A. KAHAN
   ---------------------------
   Name:  Robin A. Kahan
        ----------------------
   (Print or type)                         By: /s/ KEITH OSTER
                                              --------------------------------
                                              Name:  Keith Oster
                                                     -------------------------
                                              Title:  Vice President
                                                      ------------------------

   /s/ ROBIN A. KAHAN
   ---------------------------
   Name:  Robin A. Kahan
        ----------------------
   (Print or type)                         Attest: /s/ LOUIS MINTZ
                                                  ----------------------------
                                                Name:  Louis Mintz
                                                       -----------------------
                                                Title:  Assistant Secretary
                                                        ----------------------

                                                       [CORPORATE SEAL]

                                           Address:
                                                37235 State Road 19
                                                Umatilla, Florida  32784

STATE OF NEW YORK        :
                         : ss:
COUNTY OF NEW YORK       :

          The foregoing instrument was acknowledged before me this 21st day of April, 1998 by Robin A. Kahan of Mercer Products Company, Inc., a New Jersey corporation, on behalf of the corporation. He/She is personally known to me or has produced ___________________ as identification and did not take an oath.

                                              ------------------------------
                                              Name: /s/ ROBIN A. KAHAN
                                                   -------------------------
                                              Serial Number:
                                                            ----------------
                                              Notary Public

                                                      [NOTARIAL SEAL]
My commission expires:

                                    EXHIBIT B

                                    SCHEDULE 1

                             (Description of "Debtor")

1. The name and identity of Debtor: Mercer Products Company, Inc., a New Jersey corporation.

2.   The principal place of business of Debtor is:

          37235 State Road 19
          Umatilla, Florida  32784

3. Debtor's Chief Executive Office in the State of Florida is located at the following address:

          37235 State Road 19
          Umatilla, Florida  32784

4. Debtor has been using or operating under said name and identity without change for the following time period:

                        years                     months

                                   SCHEDULE 2

            (Notice mailing addresses of "Debtor" and "Secured Party")


          1.   The mailing address of Debtor is:

               Mercer Products Company, Inc.
               37235 State Road 19
               Umatilla, Florida  32784

2.   The mailing address of Secured Party is:

               NationsBank, N.A.
               600 Peachtree Street, N.E.
               The Nations Bank Plaza
               13th Floor
               Atlanta, Georgia  30308
               Attention:  Business Credit Division